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               Exhibit 23.3:  Consent of Independent Accountants
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          We consent to the incorporation by reference in this registration statement on Form S-8 of Converse Inc. of our report dated February 15, 1995 on our audit of the consolidated balance sheets of Converse Inc. and subsidiaries as of December 31, 1994 and January 1, 1994, and the related consolidated statements of operations, cash flows and stockholders' equity (deficiency) for the years then ended, which report is included in the December 30, 1995 Annual Report on Form 10-K of Converse Inc.



                                /s/ KPMG Peat Marwick LLP
                                -------------------------



Boston, Massachusetts
September 30, 1996